UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2004

Health Net, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street, Woodland Hills, California 91367

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	On August 30, 2004, Marvin P. Rich, formerly Health Net, Inc.’s principal financial and accounting officer in his capacity as Executive Vice President, Finance and Operations, was appointed as Executive Vice President, Operations. In connection with this appointment, Mr. Rich’s responsibilities as principal financial and accounting officer were terminated effective August 30, 2004. As Executive Vice President, Operations, it is expected that Mr. Rich will devote full time to all aspects of customer service, claims processing and information technology, including Health Net One, Health Net’s system conversion project.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2004	HEALTH NET, INC.

	By:	/s/ B. Curtis Westen
B. Curtis Westen
Senior Vice President, General Counsel
and Secretary